UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2008

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Approval of Performance Metrics for the 2008 Results-Based Incentive Program

On January 22, 2008, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Raytheon Company (the “Company”), approved the performance metrics for the Company’s 2008 Results-Based Incentive Program (the “2008 RBI Program”). A summary of the Company’s RBI Program was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 14, 2006, and is hereby incorporated by reference. The performance metrics, which are independent of each other and equally weighted, are as follows: free cash flow, return on invested capital, bookings, net sales and operating profit from continuing operations. These metrics and weightings are the same as those approved for the Company’s 2007 RBI Program. The actual performance of the Company and its business segments, as measured against the pre-established performance metrics, will determine the overall funding level of the Company’s 2008 RBI pool. The actual amount of incentive cash compensation paid to a participant will be based on such funding level and an assessment of the participant’s individual performance in 2008.

Approval of Performance Metrics under the 2008-2010 Long-Term Performance Plan

The Committee also approved the three-year performance metrics for the Company’s 2008-2010 Long-Term Performance Plan (the “2008-2010 LTPP”). A summary of the Company’s LTPP was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 14, 2006, and is incorporated herein by reference. The three-year performance metrics for the 2008-2010 LTPP, which are independent of each other, and the weighting for each of these metrics are as follows: return on invested capital (50%), cumulative free cash flow (25%) and total shareholder return relative to a peer group (25%). These metrics and weightings are the same as those approved for the Company’s 2007-2009 LTPP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	January 28, 2008	By: /s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President, General Counsel
and Secretary

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